Exhibit 99.1

Steve Madden Announces Second Quarter 2021 Results

LONG ISLAND CITY, N.Y., July 28, 2021 – Steven Madden, Ltd. (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel for women, men and children, today announced financial results for the second quarter ended June 30, 2021.

Amounts referred to as “Adjusted” exclude the items that are described under the heading “Non-GAAP Adjustments.”

Second Quarter 2021 Review

•	Revenue increased 178.6% to $397.9 million compared to $142.8 million in the same period of 2020.
•	Gross margin increased to 42.7% compared to 39.1% in the same period of 2020.
•	Operating expenses as a percentage of revenue were 30.6% compared to 54.9% in the same period of 2020. Adjusted operating expenses as a percentage of revenue were 29.9% compared to 53.8% in the same period of 2020.
•	Income from operations totaled $47.7 million, or 12.0% of revenue, compared to loss from operations of ($23.7) million, or (16.6%) of revenue, in the same period of 2020. Adjusted income from operations was $51.0 million, or 12.8% of revenue, compared to Adjusted loss from operations of ($21.0) million, or (14.7%) of revenue, in the same period of 2020.
•	Net income attributable to Steven Madden, Ltd. was $36.9 million, or $0.45 per diluted share, compared to net loss attributable to Steven Madden, Ltd. of ($16.6) million, or ($0.21) per diluted share, in the same period of 2020. Adjusted net income attributable to Steven Madden, Ltd. was $39.7 million, or $0.48 per diluted share, compared to Adjusted net loss attributable to Steven Madden, Ltd. of ($14.7) million, or ($0.19) per diluted share, in the same period of 2020.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “We are excited about the strong and accelerated recovery we are seeing in our business. Our second quarter results significantly exceeded our expectations, with earnings slightly ahead of pre-COVID-19 second quarter 2019. Our retail segment was the standout, as the exceptional performance in our e-commerce business – fueled by the trend-right product assortments created by Steve and our design teams combined with effective digital marketing – drove an increase in retail revenue of 63% compared to pre-COVID-19 second quarter 2019. Looking ahead, while the environment remains volatile, we are confident that the strength of our brands and momentum in our business position us to drive revenue and earnings growth in the back half of 2021 and beyond.”

Second Quarter 2021 Segment Results

Revenue for the wholesale business was $262.1 million, a 162.2% increase compared to the second quarter of 2020, with a 154.1% increase in wholesale footwear and a 190.7% increase in wholesale accessories/apparel. Gross margin in the wholesale business rose to 30.6% compared to 26.6% in the second quarter of 2020.

Retail revenue was $132.7 million, a 220.6% increase compared to the second quarter of 2020. Retail gross margin decreased to 65.4% compared to 67.4% in the second quarter of 2020.

The Company ended the quarter with 216 company-operated retail stores, including six internet stores, as well as 15 company-operated concessions in international markets.

Balance Sheet and Cash Flow

During the second quarter of 2021, the Company repurchased 876,241 shares of the Company’s common stock for approximately $37.2 million, which includes shares acquired through the net settlement of employees’ stock awards.

As of June 30, 2021, cash, cash equivalents and short-term investments totaled $302.7 million.

Quarterly Cash Dividend

The Company’s Board of Directors approved a quarterly cash dividend of $0.15 per share. The dividend is payable on September 27, 2021 to stockholders of record as of the close of business on September 17, 2021.

Fiscal 2021 Outlook

For fiscal 2021, the Company expects revenue will increase 43% to 47% over fiscal 2020. The Company expects diluted EPS will be in the range of $1.90 to $2.00 and Adjusted diluted EPS will be in the range of $2.00 to $2.10.

Non-GAAP Adjustments

Amounts referred to as “Adjusted” exclude the items below.

For the second quarter of 2021:

•	$8.0 million pre-tax ($6.1 million after-tax) benefit associated with the sale of a trademark, included in operating expenses.
•	$7.4 million pre-tax ($5.6 million after-tax) expense in connection with the change in valuation of contingent considerations, included in operating expenses.
•	$2.9 million pre-tax ($2.2 million after-tax) expense in connection with payments related to rent restructuring of various leases, included in operating expenses.
•	$0.5 million pre-tax ($0.4 million after-tax) expense in connection with restructuring and related charges, included in operating expenses.
•	$0.5 million pre-tax ($0.4 million after-tax) expense in connection with the impairment of fixed assets and lease right-of-use assets.
•	$0.5 million pre-tax ($0.4 million after-tax) expense in connection with the write-off of an investment, included in interest and other (expense) / income, net.

For the second quarter of 2020:

•	$5.4 million pre-tax ($4.1 million after-tax) expense in connection with restructuring and related charges, included in operating expenses.
•	$4.6 million pre-tax ($3.5 million after-tax) benefit in connection with a change in valuation of contingent considerations, included in operating expenses.
•	$1.2 million pre-tax ($0.9 million after-tax) expense in connection with the impairment of fixed assets and lease right-of-use assets.
•	$0.7 million pre-tax ($0.6 million after-tax) expense in connection with benefits provided to furloughed employees, included in operating expenses.
•	$0.2 million loss in connection with the impairment of lease right-of-use assets, trademark and other attributable to noncontrolling interest.

Reconciliations of amounts on a GAAP basis to Adjusted amounts are presented in the Non-GAAP Reconciliation tables at the end of this release and identify and quantify all excluded items.

Conference Call Information

Interested stockholders are invited to listen to the first quarter 2021 earnings conference call scheduled for today, July 28, 2021, at 8:30 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed by logging onto https://investor.stevemadden.com. An online archive of the broadcast will be available within two hours of the conclusion of the call and will remain available for 12 months following the live call.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel for women, men and children. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo®, GREATS®, BB Dakota® and Mad Love®, Steve Madden is a licensee of various brands, including Anne Klein® and Superga®. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, specialty stores, luxury retailers, national chains, mass merchants and online retailers. Steve Madden also operates retail stores and e-commerce websites. Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products, including outerwear, eyewear, hosiery, sunglasses, jewelry, fragrance, luggage and bedding and bath products. For local store information and the latest Steve Madden booties, pumps, men’s and women’s fashion sneakers, sandals, dress shoes, boots, slippers and more, visit http://www.stevemadden.com.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, or “estimate”, and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

•	the Company’s ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or pandemic (COVID-19), which may cause disruption to the Company’s business operations for an indeterminable period of time;
•	the Company’s ability to accurately anticipate fashion trends and promptly respond to consumer demand;
•	the Company’s ability to compete effectively in a highly competitive market;
•	the Company’s ability to adapt its business model to rapid changes in the retail industry;
•	the Company’s dependence on the retention and hiring of key personnel;
•	the Company’s ability to successfully implement growth strategies and integrate acquired businesses;
•	the Company’s reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as meet the Company’s quality standards;
•	changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which the Company manufactures and sells products;
•	disruptions to product delivery systems and the Company’s ability to properly manage inventory;
•	the Company’s ability to adequately protect its trademarks and other intellectual property rights;
•	legal, regulatory, political and economic risks that may affect the Company’s sales in international markets;
•	changes in U.S. and foreign tax laws that could have an adverse effect on the Company’s financial results;
•	additional tax liabilities resulting from audits by various taxing authorities;
•	the Company’s ability to achieve operating results that are consistent with prior financial guidance; and
•	other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Net sales	$394,797	$141,363	$753,698	$497,047
Commission and licensing fee income	3,097	1,449	5,221	4,933
Total revenue	397,894	142,812	758,919	501,980
Cost of sales	227,839	86,924	449,760	312,628
Gross profit	170,055	55,888	309,159	189,352
Operating expenses	121,860	78,412	232,308	199,785
Impairment of fixed assets and lease right-of-use assets	477	1,178	1,089	29,999
Impairment of intangibles	—	—	—	9,518
Income / (loss) from operations	47,718	(23,702)	75,762	(49,950)
Interest and other (expense) / income, net	(777)	357	(814)	1,403
Income / (loss) before provision for income taxes	46,941	(23,345)	74,948	(48,547)
Provision / (benefit) for income taxes	9,600	(6,201)	15,276	(13,602)
Net income / (loss)	37,341	(17,144)	59,672	(34,945)
Less: net income / (loss) attributable to noncontrolling interest	489	(558)	1,623	(908)
Net income / (loss) attributable to Steven Madden, Ltd.	$36,852	$(16,586)	$58,049	$(34,037)

Basic net income / (loss) per share	$0.47	$(0.21)	$0.74	$(0.43)

Diluted net income / (loss) per share	$0.45	$(0.21)	$0.71	$(0.43)

Basic weighted average common shares outstanding	78,899	78,517	78,968	78,696

Diluted weighted average common shares outstanding	82,061	78,517	81,981	78,696

Cash dividends declared per common share	$0.15	$—	$0.30	$0.15

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

		As of
	June 30, 2021	December 31, 2020	June 30, 2020
	(Unaudited)		(Unaudited)

Cash and cash equivalents	$262,144	$247,864	$318,101
Short-term investments and marketable securities	40,513	39,302	38,837
Accounts receivable, net	279,143	277,715	143,679
Inventories	125,525	101,420	103,282
Other current assets	36,455	31,940	32,022
Property and equipment, net	38,213	43,268	49,594
Operating lease right-of-use assets	97,222	101,379	120,489
Goodwill and intangibles, net	282,952	283,456	315,742
Other assets	10,976	11,417	10,646
Total assets	$1,173,143	$1,137,761	$1,132,392

Accounts payable	$91,822	$73,904	$42,474
Operating leases (current & non-current)	125,740	132,849	151,520
Other current liabilities	150,115	127,755	115,866
Advances from factor	—	—	42,662
Contingent payment liability (current & non-current)	8,041	207	1,829
Other long-term liabilities	14,903	12,677	10,921
Total Steven Madden, Ltd. stockholders’ equity	774,335	776,586	755,084
Noncontrolling interest	8,187	13,783	12,036
Total liabilities and stockholders’ equity	$1,173,143	$1,137,761	$1,132,392

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW DATA

(In thousands)

(Unaudited)

	Six Months Ended
	June 30, 2021	June 30, 2020

Net cash provided by operating activities	$91,924	$57,867

Investing Activities
Capital expenditures	(2,782)	(4,320)
Proceeds from sale of a trademark	8,000	—
Purchases of marketable securities and short-term investments, net	(114)	(162)
Net cash provided by / (used in) investing activities	5,104	(4,482)

Financing Activities
Common stock purchased for treasury	(42,794)	(29,678)
Acquisition of incremental ownership of joint ventures	(19,127)	—
Investment of noncontrolling interest	—	359
Distribution of noncontrolling interest earnings	(2,859)	—
Proceeds from exercise of stock options	6,823	960
Cash dividends paid	(24,773)	(12,459)
Advances from factor, net	—	42,662
Net cash (used in) / provided by financing activities	(82,730)	1,844

Effect of exchange rate changes on cash and cash equivalents	(18)	(1,229)

Net increase in cash and cash equivalents	14,280	54,000

Cash and cash equivalents - beginning of period	247,864	264,101

Cash and cash equivalents - end of period	$262,144	$318,101

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

GAAP operating expenses	$121,860	$78,412	$232,308	$199,785

Expense in connection with payments related to rent restructuring of various leases and lease terminations	(2,912)	—	(9,505)	(142)

Recovery in connection with the Payless ShoeSource bankruptcy	—	—	917

Expense in connection with restructuring and related charges	(488)	(5,414)	(1,294)	(5,414)

(Expense) / benefit in connection with the change in valuation of contingent considerations	(7,364)	4,611	(7,834)	4,611

Expense in connection with benefits provided to furloughed employees	—	(733)	—	(1,991)

Expense in connection with loan receivable	—	—	—	(697)

Sale of trademark	8,000	—	8,000	—

Adjusted operating expenses	$119,096	$76,876	$222,592	$196,152

Table 2 - Reconciliation of GAAP income / (loss) from operations to Adjusted income / (loss) from operations

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

GAAP income / (loss) from operations	$47,718	$(23,702)	$75,762	$(49,950)

Expense in connection with payments related to rent restructuring of various leases and lease terminations	2,912	—	9,505	142

Recovery in connection with the Payless ShoeSource bankruptcy	—	—	(917)	—

Expense in connection with restructuring and related charges	488	5,414	1,294	5,414

Impairment of fixed assets and lease right-of-use assets	477	1,178	1,089	29,999

Expense / (benefit) in connection with the change in valuation of contingent considerations	7,364	(4,611)	7,834	(4,611)

Expense in connection with benefits provided to furloughed employees	—	733	—	1,991

Expense in connection with loan receivable	—	—	—	697

Sale of trademark	(8,000)	—	(8,000)	—

Impairment of certain trademarks	—	—	—	9,518

Adjusted income / (loss) from operations	$50,959	$(20,988)	$86,567	$(6,800)

Table 3 - Reconciliation of GAAP interest and other (expense) / income, net to Adjusted interest and other (expense) / income, net

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

GAAP interest and other (expense) / income, net	$(777)	$357	$(814)	$1,403

Write-off of investment	500	—	500	—

Adjusted interest and other (expense) / income, net	$(277)	$357	$(314)	$1,403

Table 4 - Reconciliation of GAAP provision / (benefit) for income taxes to Adjusted provision / (benefit) for income taxes

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

GAAP provision / (benefit) for income taxes	$9,600	$(6,201)	$15,276	$(13,602)

Tax effect of expense in connection with payments related to rent restructuring of various leases and lease terminations	694	—	2,251	34

Tax effect of recovery in connection with the Payless ShoeSource bankruptcy	—	—	(201)	—

Tax effect of expense in connection with restructuring and related charges	115	1,284	305	1,284

Tax effect of impairment of fixed assets and lease right-of-use assets	113	277	275	7,243

Tax effect of expense / (benefit) in connection with the change in valuation of contingent considerations	1,742	(1,092)	1,853	(1,092)

Tax effect of expense in connection with benefits provided to furloughed employees	—	174	—	472

Tax effect of expense in connection with provision for loan receivable	—	—	—	165

Tax effect of write-off of investment	118	—	118	—

Tax effect of sale of trademark	(1,893)	—	(1,893)	—

Tax effect of impairment of certain trademarks	—	—	—	2,254

Adjusted provision / (benefit) for income taxes	$10,489	$(5,558)	$17,984	$(3,242)

Table 5 - Reconciliation of GAAP net income / (loss) attributable to noncontrolling interest to Adjusted net income / (loss) attributable to noncontrolling interest

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

GAAP net income / (loss) attributable to noncontrolling interest	$489	$(558)	$1,623	$(908)

Adjustments attributable to noncontrolling interest	—	163	24	470

Adjusted net income / (loss) attributable to noncontrolling interest	$489	$(395)	$1,647	$(438)

Table 6 - Reconciliation of GAAP income / (loss) attributable to Steven Madden, Ltd. to Adjusted net income / (loss) attributable to Steven Madden, Ltd.

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

GAAP net income / (loss) attributable to Steven Madden, Ltd.	$36,852	$(16,586)	$58,049	$(34,037)

After-tax impact of expense in connection with payments related to rent restructuring of various leases and lease terminations	2,218	—	7,254	109

After-tax impact of recovery in connection with the Payless ShoeSource bankruptcy	—	—	(716)	—

After-tax impact of expense in connection with restructuring and related charges	372	4,130	988	4,130

After-tax impact of impairment of store assets and lease right-of-use assets	364	900	814	22,755

After-tax impact of expense / (benefit) in connection with the change in valuation of contingent considerations	5,621	(3,519)	5,980	(3,519)

After-tax impact of expense in connection with benefits provided to furloughed employees	—	560	—	1,520

After-tax impact of expense in connection with provision for loan receivable	—	—	—	532

After-tax impact of write-off of investment	382	—	382	—

After-tax impact of sale of trademark	(6,107)	—	(6,107)	—

After-tax impact of impairment of certain trademarks	—	—	—	7,265

Less: Adjustments attributable to noncontrolling interest	—	(163)	(24)	(470)

Adjusted net income / (loss) attributable to Steven Madden, Ltd.	$39,702	$(14,678)	$66,620	$(1,715)

GAAP diluted income / (loss) per share	$0.45	$(0.21)	$0.71	$(0.43)

Adjusted diluted income / (loss) per share	$0.48	$(0.19)	$0.81	$(0.02)

Contact

Steven Madden, Ltd.

Director of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com